                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-78716) of Diodes Incorporated and Subsidiaries of our report dated January 16, 1998 appearing in item 8 in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears at page S-1 of this Form 10-K.



MOSS ADAMS LLP
/s/ Moss Adams LLP
Los Angeles, California
March 26, 1998


                                       53